Exhibit 99.(g)(3)(v)

AMENDMENT TO

CUSTODY AND INVESTMENT ACCOUNTING AGREEMENT

THIS AMENDMENT TO CUSTODY AND INVESTMENT ACCOUNTING AGREEMENT (the "Amendment") is made as of April 3, 2025 and effective as of May 1, 2025 by and between PACIFIC SELECT FUND, a Delaware statutory trust (the "Fund'') and STATE STREET BANK AND TRUST COMPANY (the "Custodian").

WITNESSETH:

WHEREAS, the Fund and the Custodian are parties to that certain amended and restated Custody and Investment Accounting Agreement dated as of June 1, 2001, as amended, supplemented or modified from time to time (the "Agreement"); and

WHEREAS, the Fund and the Custodian desire to amend and supplement the Agreement upon the following terms and conditions.

NOW THEREFORE, for and in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Fund and the Custodian hereby agree as follows:

1.	Schedule A shall be replaced in its entirety by the Schedule A attached hereto and incorporated herein by this reference.

2.	General Provisions. This Amendment will at all times and in all respects be construed, interpreted, and governed by the laws of The Commonwealth of Massachusetts, without giving effect to the conflict of laws provisions thereof. This Amendment may be executed in any number of counterparts, each constituting an original and all considered one and the same agreement. This Amendment is intended to modify and amend the Agreement and the terms of this Amendment and the Agreement are to be construed to be cumulative and not exclusive of each other. Except as provided herein, the Agreement is hereby ratified and confirmed and remains in full force and effect.

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IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized officer, as the case may be, as of the date and year first above written.

PACIFIC SELECT FUND

By: /s/ Howard T. Hirakawa
Name:	Howard T. Hirakawa
Title:	Senior Vice President

STATE STREET BANK AND TRUST COMPANY

By: /s/ Andrea E. Sharp
Name:	Andrea E. Sharp
Title:	Managing Director

SCHEDULE A

Custody and Investment Accounting Agreement

List of Portfolios

Effective as of May 1, 2025

(Between Pacific Select Fund and State Street Bank and Trust Company)

U.S. Fixed Income Portfolios:

Bond Plus Portfolio

Core Income Portfolio
Diversified Bond Portfolio

Floating Rate Income Portfolio

High Yield Bond Portfolio

Intermediate Bond Portfolio

Inflation Managed Portfolio

Total Return Portfolio

(formerly named Managed Bond Portfolio; name change

effective May 1, 2025)

Short Duration Bond Portfolio

International Fixed Income Portfolio:

Emerging Markets Debt Portfolio

U.S. Equity Portfolios:

Dividend Growth Portfolio

Equity Index Portfolio

Focused Growth Portfolio

Growth Portfolio

Hedged Equity Portfolio

Large-Cap Core Portfolio

Large-Cap Growth Portfolio

Large-Cap Plus Bond Alpha Portfolio

Large-Cap Value Portfolio

Mid-Cap Plus Bond Alpha Portfolio

Mid-Cap Growth Portfolio

Mid-Cap Value Portfolio

QQQ Plus Bond Alpha Portfolio

Small-Cap Equity Portfolio

Small-Cap Growth Portfolio

Small-Cap Index Portfolio

Small-Cap Plus Bond Alpha Portfolio

Small-Cap Value Portfolio

Value Advantage Portfolio

Value Portfolio

International Equity Portfolios:

Emerging Markets Portfolio

International Growth Portfolio

International Equity Plus Bond Alpha Portfolio

International Large-Cap Portfolio

International Small-Cap Portfolio

International Value Portfolio

Sector Portfolios:

Health Sciences Portfolio

Real Estate Portfolio

Technology Portfolio

Asset Allocation/Balanced Portfolios:

PSF Avantis Balanced Allocation Portfolio

ESG Diversified Portfolio

ESG Diversified Growth Portfolio

Pacific Dynamix – Conservative Growth Portfolio

Pacific Dynamix – Moderate Growth Portfolio

Pacific Dynamix – Growth Portfolio

Pacific Dynamix – Aggressive Growth Portfolio

Portfolio Optimization Conservative Portfolio

Portfolio Optimization Moderate-Conservative Portfolio

Portfolio Optimization Moderate Portfolio

Portfolio Optimization Growth Portfolio

Portfolio Optimization Aggressive-Growth Portfolio

Pacific Dynamix Underlying Portfolios:

PD 1-3 Year Corporate Bond Portfolio

PD Aggregate Bond Index Portfolio

PD High Yield Bond Market Portfolio

PD Large-Cap Growth Index Portfolio

PD Large-Cap Value Index Portfolio

PD Mid-Cap Index Portfolio

PD Small-Cap Growth Index Portfolio

PD Small-Cap Value Index Portfolio

PD Emerging Markets Index Portfolio

PD International Large-Cap Index Portfolio